UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2010

QUANTRX BIOMEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-17119	33-0202574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Suite 300
Doylestown, Pennsylvania  18901
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (267) 880-1595

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On January 29, 2010, QuantRx Biomedical Corporation, a Nevada corporation (“QuantRx”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NuRx Pharmaceuticals, Inc., a Nevada corporation (“NuRx”), and NP Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of QuantRx (“Merger Sub”). The Merger Agreement provides that at the effective time (the “Effective Time”), Merger Sub will be merged with and into NuRx (the “Merger”), with NuRx continuing as the surviving corporation and a wholly-owned subsidiary of QuantRx.

On July 30, 2009, QuantRx entered into a Contribution Agreement (the “Contribution Agreement”) with NuRx.  Pursuant to the Contribution Agreement, QuantRx contributed certain intellectual property and other assets related to its lateral flow strip technology and related lateral flow strip readers into QN Diagnostics, LLC, a newly formed Delaware limited liability company that was formed as a joint venture between QuantRx and NuRx (the “Joint Venture”).

QuantRx and NuRx also entered into a Limited Liability Company Agreement to govern the Joint Venture, dated July 30, 2009 (the “LLC Agreement”).  Under the terms of the LLC Agreement, NuRx contributed $5,000,000 in cash to the Joint Venture.  QuantRx and NuRx each own a 50% interest in the Joint Venture.  The purpose of the Joint Venture is to research, develop and commercialize products incorporating the lateral flow strip technology and related lateral flow strip readers.

Under the terms of the Merger Agreement, at the Effective Time, each outstanding share of NuRx’s common stock (other than shares held by NuRx or any wholly-owned subsidiary of NuRx or by QuantRx or Merger Sub or any of their respective subsidiaries, or by stockholders of NuRx who have properly demanded appraisal rights for their shares in accordance with Nevada law) will be converted into the right to receive approximately 1.54 shares of QuantRx common stock.  All options and warrants of NuRx outstanding at the Effective Time will be assumed by QuantRx and converted into rights with respect to QuantRx’s common stock.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including among other things, covenants (a) to conduct their respective businesses in the ordinary course between the date of the Merger Agreement and the Effective Time; (b) that QuantRx will prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) in which NuRx’s proxy statement will be included as a prospectus; (c) that NuRx will solicit proxies and cause a special meeting of the stockholders of NuRx to be held to approve and adopt the Merger Agreement and the transactions contemplated thereby; (d) subject to certain exceptions which permit NuRx’s board of directors (the “Board”) to withdraw its recommendation if failure to do so would be inconsistent with its fiduciary obligations, that the Board will recommend that the stockholders of NuRx approve and adopt the Merger Agreement; (e) that NuRx will not (i) solicit proposals relating to alternative transactions or (ii) subject to certain exceptions which permit the Board to discuss certain unsolicited proposals for alternative transactions received from third parties if failure to do so would be inconsistent with its fiduciary obligations, enter into discussions concerning, or provide information in connection with, alternative transactions; and (f) that QuantRx will honor the terms of the existing indemnification obligations of NuRx.  Additionally, QuantRx has agreed to take, after the Effective Time, reasonable actions to (A) change its name to “QuantRx Diagnostics Corp.,” (B) qualify for listing on the NYSE Amex or the Nasdaq Global Market, (C) increase the number of shares under its equity incentive plans such that shares reserved for issuance under such plans represent 15% of the capital stock of QuantRx post-Merger on a fully diluted basis, (D) maintain a board of directors consisting of five directors, which shall consist of three directors to be designated by QuantRx and two directors to be designated by NuRx, (E) designate an executive management team which shall consist of Mr. Walter Witoshkin, Harin Padma-Nathan, M.D. and Sasha Afanassiev, with the exact officer positions of such individuals to be determined prior to the Effective Time, and (F) terminate the Joint Venture, and to wind up and dissolve the affairs of the Joint Venture in a tax efficient manner.

The consummation of the Merger is subject to certain customary conditions, including, without limitation, (a) the approval of the Merger Agreement and the transactions contemplated thereunder by NuRx’s stockholders; (b) the absence of any legal prohibitions on the closing of the Merger; (c) subject to certain exceptions, the continued accuracy of NuRx’s and QuantRx’s representations and warranties as of the Effective Time; (d) the absence of any circumstance or event since the date of the Merger Agreement that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (as defined in the Merger Agreement) on either NuRx (in the case of QuantRx’s obligation to close) or QuantRx (in the case of NuRx’s obligation to close); (e) the effectiveness of the Registration Statement; (f) obtaining required governmental consents; and (g) evidence reasonably satisfactory to QuantRx that, immediately prior to the closing, NuRx has cash or cash equivalents equal to or greater than $1 million.

Under the Merger Agreement, each of NuRx and QuantRx has certain rights to terminate the Merger Agreement and the Merger, including (a) by either party, if the Merger has not been consummated on or prior to June 30, 2010, subject to certain exceptions; (b) by either party, if the required stockholder approval is not obtained; (c) by QuantRx, if the Board changes its recommendation regarding the Merger Agreement and the Merger; and (d) by NuRx, if the Board validly accepts a superior proposal. If the Merger Agreement is terminated (i) by NuRx prior to approval by its stockholders because the Board validly accepts a superior proposal, (ii) by QuantRx because the Board makes an adverse recommendation to NuRx’s stockholders regarding approval of the Merger or the Merger Agreement, or (iii) by NuRx or QuantRx (A) due to failure of NuRx’s stockholders to approve the Merger or the Merger Agreement, (B) a competing transaction is publicly announced before NuRx’s stockholders approve the Merger and (C) NuRx enters into an agreement providing for its acquisition by a third party within 12 months after the date the Merger Agreement was terminated, NuRx shall pay QuantRx a cash break-up fee of $260,000, minus certain expenses paid by NuRx to QuantRx pursuant to the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about NuRx, QuantRx or Merger Sub. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The representations and warranties may not be intended as statements of fact but instead as a way of allocating contractual risk between the parties to the Merger Agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  In addition, the assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they are modified in important part by the underlying disclosure schedules and were made only as of the date of the Merger Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in QuantRx’s public disclosures.

Voting Agreements

On January 29, 2010, in connection with the Merger Agreement, NuRx and QuantRx entered into voting agreements with certain of NuRx’s officers and directors, in their capacities as stockholders of NuRx only, and certain significant stockholders of NuRx who together represented approximately 31% of NuRx’s outstanding shares of common stock as of January 29, 2010. Under the terms of each voting agreement, the above stockholders agreed to vote, and irrevocably appointed QuantRx and its executive officers as each such stockholder’s proxy to, among other matters, vote, all outstanding shares of NuRx’s common stock beneficially held by each such stockholder as of the record date (a) in favor of the approval of the Merger and adoption of the Merger Agreement; (b) against any other acquisition proposal or superior proposal; and (c) against any proposal or transaction which is intended, or could reasonably be expected, to otherwise impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger. In addition, under the terms of the voting agreements, each such stockholder agreed not to exercise any rights of appraisal or any dissenters’ rights that such party may have or could potentially have in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

The foregoing description of the voting agreements does not purport to be complete and is qualified in its entirety by reference to the form of voting agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Amendment to Rights Agreement

On January 27, 2010, in connection with the Merger, NuRx and Continental Stock Transfer & Trust Company (the “Rights Agent”) entered into an Amendment (the “Amendment”) to that certain Stockholder Rights Agreement, dated as of June 1, 2009 (the “Rights Agreement”), for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the voting agreements, the execution thereof and the transactions contemplated thereby, including, without limitation, the Merger. In particular, the Amendment provides that (1) QuantRx and Merger Sub shall each be deemed to be an Exempt Person (as defined in the Rights Agreement) solely in connection with the approval, execution and delivery of the Merger Agreement and the voting agreements, and any of the transactions contemplated thereby, including, but not limited to, the Merger, (2) none of the execution or delivery of the Merger Agreement or the voting agreements, the consummation of the Merger, or the consummation of any other transactions contemplated thereby will result in (i) the occurrence of the “flip-in event” described in Section 11 of the Rights Agreement, (ii) the occurrence of the “flip-over event” described in Section 13 of the Rights Agreement, or (iii) the Rights (as defined in the Rights Agreement) becoming evidenced by, and transferable pursuant to, certificates separate from the certificates representing issued and outstanding shares of NuRx’s common stock, and (c) the Rights will expire pursuant to the terms of the Rights Agreement at the Effective Time and the Rights Agreement will terminate immediately prior to the Effective Time.

The foregoing is a summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 to the Current Report on Form 8-K filed by NuRx with the SEC on January 29, 2010.

Important Additional Information Will Be Filed with the SEC

QuantRx intends to file with the SEC a registration statement on Form S-4 which will include NuRx’s proxy statement and other materials relevant to the proposed Merger and related transactions. The definitive proxy statement will be sent or given to NuRx’s stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by NuRx or QuantRx with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to QuantRx at 100 S. Main Street, Suite 300, Doylestown, Pennsylvania 18901 — Attention: Chief Financial Officer.

NuRx and its directors and executive officers may be deemed to be participants in the solicitation of proxies from NuRx’s stockholders in connection with the Merger. Certain of NuRx’s directors and executive officers may have direct or indirect interests in the Merger due to, among other things, securities holdings, pre-existing or future indemnification arrangements, or vesting of equity awards. Additional information regarding NuRx’s directors and executive officers and their interests in the Merger will be contained in the proxy statement relating to the Merger that NuRx intends to file with the SEC.

QuantRx and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NuRx’s stockholders in favor of the proposed transaction. Information concerning QuantRx’s directors and executive officers is set forth in QuantRx’s proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on November 5, 2009, and Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on April 15, 2009.

Cautionary Statement Regarding Forward-Looking Statements

Investors and stockholders of NuRx and QuantRx are cautioned that statements in this report that are not strictly historical statements, including, without limitation, statements relating to the expected timing and closing of the proposed Merger constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of NuRx and QuantRx that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the risk that the conditions to the Merger set forth in the Merger Agreement will not be satisfied and the transactions will not be consummated, uncertainties as to the timing of the Merger, uncertainties as to whether the requisite stockholder vote will be obtained, changes in NuRx’s or QuantRx’s business during the period between now and the closing that could cause a condition to closing not to be satisfied, reliance on proprietary technology, management of growth and organizational change, risks associated with litigation, competitive actions in the marketplace, whether QuantRx will successfully integrate NuRx or anticipated synergies and benefits from the transaction will be achieved in a timely manner or at all, and adverse actions of governmental entities or other third-parties. The foregoing list sets forth some, but not all, of the factors that could affect NuRx’s or QuantRx’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties QuantRx faces and a discussion of its financial statements and footnotes, see documents filed with the SEC, including QuantRx’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on April 15, 2009, and any subsequent periodic reports. Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events.

Item 8.01 Other Events.

On January 29, 2010, NuRx and QuantRx issued a joint press release announcing the signing of the Merger Agreement, as described in Item 1.01 of this report. A copy of the joint press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 29, 2010, by and among QuantRx Biomedical Corporation, NP Acquisition Corporation and NuRx Pharmaceuticals, Inc.*
99.1	Form of Voting Agreement, by and among QuantRx Biomedical Corporation, NuRx Pharmaceuticals, Inc. and the stockholders identified therein.
99.2	Joint Press Release, dated January 29, 2010

*  The schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. QuantRx will furnish copies of the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION

Dated: January 29, 2010	By:	/s/ Walter Witoshkin
Name: Walter Witoshkin
Title: Chairman and Chief Executive Officer